Exhibit 99.1

Corporate Communications Department

              NEWS Release

Textron Reports Third Quarter 2018 Results; Narrows Full-Year EPS and Cash Guidance

•                  $468 million returned to shareholders through share repurchases

•                  Completed sale of Tools & Test product line

•                  Full-year adjusted EPS guidance narrowed to $3.20 - $3.30 per share

•                  Full-year cash flow guidance reaffirmed at $750 - $850 million

Providence, Rhode Island — October 18, 2018 — Textron Inc. (NYSE: TXT) today reported third quarter 2018 income from continuing operations of $2.26 per share, reflecting the gain on the sale of the Tools & Test product line of $1.65 per share, or $0.61 per share of adjusted income from continuing operations, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release. This compares to $0.65 per share of adjusted income from continuing operations in the third quarter of 2017.

“Revenues were lower in the quarter, largely reflecting declines at Industrial and Textron Systems,” said Textron Chairman and CEO Scott C. Donnelly. “Operationally, we achieved margin improvements at Aviation and Bell, reflecting strong execution within those segments.”

Cash Flow

Net cash provided by operating activities of continuing operations of the manufacturing group for the third quarter totaled $319 million, compared to $79 million in last year’s third quarter. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, totaled $259 million compared to $281 million during last year’s third quarter.

In the quarter, Textron returned $468 million to shareholders through share repurchases, compared to $122 million in the third quarter of 2017.

Outlook

Textron now expects full-year 2018 GAAP earnings per share from continuing operations will be in the range of $4.81 to $4.91, or $3.20 to $3.30 on an adjusted basis (non-GAAP), which is reconciled to GAAP in an attachment to this release.

The company reaffirms full-year manufacturing cash flow before pension contributions (a non-GAAP measure) to be in a range of $750 to $850 million.

Third Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation of $1.1 billion were down 2%, due to lower volume and mix reflecting lower turboprop volume, partially offset by favorable pricing.

Textron Aviation delivered 41 jets, flat with last year, and 43 commercial turboprops, down from 57 last year.

Segment profit was $99 million in the third quarter, up from $93 million a year ago, due to favorable price and performance, partially offset by the impact of lower volume and mix.

Textron Aviation backlog at the end of the third quarter was $1.8 billion.

Bell

Bell revenues were $770 million, down 5% primarily on commercial mix, partially offset by higher military revenues.

Bell delivered 43 commercial helicopters in the quarter, up from 39 last year.

Segment profit of $113 million was up $7 million, largely the result of favorable performance on military programs, partially offset by commercial mix.

Bell backlog at the end of the third quarter was $5.7 billion.

Textron Systems

Revenues at Textron Systems were $352 million, down from $458 million last year, reflecting lower TAPV deliveries at Textron Marine & Land Systems and lower volume in the Simulation, Training & Other product line.

Segment profit was down $11 million, primarily reflecting the lower net volume.

Textron Systems’ backlog at the end of the third quarter was $1.1 billion.

Industrial

Industrial revenues decreased $112 million largely related to the disposition of our Tools & Test product line.

Segment profit was down $48 million from the third quarter of 2017, largely due to unfavorable pricing and performance, and the impact from the disposition of our Tools & Test product line.

Finance

Finance segment revenues were down $3 million, and profit was down $4 million from last year’s third quarter.

Conference Call Information

Textron will host its conference call today, October 18, 2018 at 8:00 a.m. (Eastern) to discuss its results and outlook.  The call will be available via webcast at www.textron.com or by direct dial at (800) 230-1951 in the U.S. or (612) 288-0340 outside of the U.S. (request the Textron Earnings Call).

In addition, the call will be recorded and available for playback beginning at 10:30 a.m. (Eastern) on Thursday, October 18, 2018 by dialing (320) 365-3844; Access Code: 431862.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.

Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Jacobsen, Kautex, Lycoming, E-Z-GO, Textron Off Road, Arctic Cat, Textron Systems, and TRU Simulation + Training. For more information visit: www.textron.com.

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Forward-looking Information

Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; and the impact of changes in tax legislation (including the recently enacted Tax Cuts and Jobs Act).

Investor Contacts:

Eric Salander – 401-457-2288

Jeffrey Trivella – 401-457-2288

Media Contact:

David Sylvestre – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
REVENUES
MANUFACTURING:
Textron Aviation	$1,133	$1,154	$3,419	$3,295
Bell	770	812	2,353	2,334
Textron Systems	352	458	1,119	1,351
Industrial	930	1,042	3,283	3,147
	3,185	3,466	10,174	10,127

FINANCE	15	18	48	54
Total revenues	$3,200	$3,484	$10,222	$10,181

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$99	$93	$275	$183
Bell	113	106	317	301
Textron Systems	29	40	119	102
Industrial	1	49	145	207
	242	288	856	793

FINANCE	3	7	14	16
Segment Profit	245	295	870	809

Corporate expenses and other, net	(29)	(30)	(107)	(88)
Interest expense, net for Manufacturing group	(32)	(37)	(101)	(107)
Gain on business disposition (a)	444	—	444	—
Special charges (b)	—	(25)	—	(75)

Income from continuing operations before income taxes	628	203	1,106	539
Income tax expense	(65)	(44)	(130)	(127)

Income from continuing operations	563	159	976	412
Discontinued operations, net of income taxes	—	—	—	1
Net income	$563	$159	$976	$413

Diluted earnings per share:
Income from continuing operations	$2.26	$0.60	$3.80	$1.53
Discontinued operations, net of income taxes	—	—	—	—
Net income	$2.26	$0.60	$3.80	$1.53

Diluted average shares outstanding	249,378,000	266,989,000	256,780,000	269,734,000

At the beginning of 2018, we adopted the new revenue recognition accounting standard using a modified retrospective transition method applied to contracts that were not substantially complete at the end of 2017.  We recorded a $90 million adjustment to increase retained earnings to reflect the cumulative impact of adopting this standard at the beginning of 2018, primarily related to long-term contracts with the U.S. Government.  Revenues associated with these contracts in 2018 are primarily recognized as costs are incurred, while revenues for 2017 were primarily recognized as units were delivered.  The comparative information has not been restated and is reported under the accounting standards in effect for those periods.

Income from Continuing Operations and Diluted Earnings Per Share GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Income from continuing operations - GAAP	$563	$159	$976	$412
Gain on business disposition, net of taxes of $34 million	(410)	—	(410)	—
Restructuring, net of taxes of $6 million and $15 million, respectively	—	9	—	27
Arctic Cat restructuring, integration and transaction costs, net of taxes of $4 million and $11 million, respectively	—	6	—	22
Adjusted income from continuing operations - Non-GAAP (c)	$153	$174	$566	$461

Diluted earnings per share:
Income from continuing operations - GAAP	$2.26	$0.60	$3.80	$1.53
Gain on business disposition, net of taxes	(1.65)	—	(1.60)	—
Restructuring, net of taxes	—	0.03	—	0.10
Arctic Cat restructuring, integration and transaction costs, net of taxes	—	0.02	—	0.08
Adjusted income from continuing operations - Non-GAAP (c)	$0.61	$0.65	$2.20	$1.71

(a)         On July 2, 2018, Textron completed the sale of the Tools & Test Equipment product line and recorded an after-tax gain of $410 million, subject to post-closing adjustments.

(b)         Special charges for the three and nine months ended September 30, 2017 include $15 million and $42 million, respectively, related to a 2016 restructuring plan and $10 million and $33 million, respectively, of restructuring, integration and transaction costs related to the Arctic Cat acquisition.

(c)          Adjusted income from continuing operations and adjusted diluted earnings per share are non-GAAP financial measures as defined in “Non-GAAP Financial Measures” attached to this release.

Textron Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	September 29, 2018	December 30, 2017
Assets (a)
Cash and equivalents	$1,150	$1,079
Accounts receivable, net	1,026	1,363
Inventories	4,030	4,150
Other current assets	706	435
Net property, plant and equipment	2,593	2,721
Goodwill	2,209	2,364
Other assets	1,868	2,059
Finance group assets	1,087	1,169
Total Assets	$14,669	$15,340

Liabilities and Shareholders’ Equity (a)
Short-term debt and current portion of long-term debt	$9	$14
Current liabilities	3,414	3,646
Other liabilities	1,733	2,006
Long-term debt	3,069	3,074
Finance group liabilities	901	953
Total Liabilities	9,126	9,693

Total Shareholders’ Equity	5,543	5,647
Total Liabilities and Shareholders’ Equity	$14,669	$15,340

(a)        At the beginning of 2018, we adopted the new revenue recognition accounting standard using a modified retrospective transition method applied to contracts that were not substantially complete at the end of 2017.  We recorded a $90 million adjustment to increase retained earnings to reflect the cumulative impact of adopting this standard at the beginning of 2018, primarily related to long-term contracts with the U.S. Government. Revenues associated with these contracts in 2018 are primarily recognized as costs are incurred, while revenues for 2017 were primarily recognized as units were delivered.  The comparative information has not been restated and is reported under the accounting standards in effect for those periods.

TEXTRON INC.

MANUFACTURING GROUP

Condensed Schedule of Cash Flows

(In millions)

(Unaudited)

		Three Months Ended		Nine Months Ended
		September 29,	September 30,	September 29,	September 30,
		2018	2017	2018	2017
	Cash flows from operating activities:
	Income from continuing operations	$561	$155	$959	$399
	Depreciation and amortization	104	111	316	322
	Gain on business disposition	(444)	—	(444)	—
	Changes in working capital (a)	74	(19)	(204)	(268)
	Changes in other assets and liabilities and non-cash items (a)	24	(168)	57	(126)
	Dividends received from TFC	—	—	50	—
	Net cash from operating activities of continuing operations (a)	319	79	734	327
	Cash flows from investing activities:
	Net proceeds from business disposition	807	—	807	—
	Capital expenditures	(74)	(115)	(233)	(276)
	Net cash (used)/proceeds from corporate-owned life insurance policies (a)	—	(2)	98	20
	Proceeds from the sale of property, plant and equipment	2	6	12	6
	Net cash used in acquisitions	(3)	(1)	(3)	(330)
	Other investing activities, net	—	—	—	1
	Net cash from investing activities (a)	732	(112)	681	(579)
	Cash flows from financing activities:
	Proceeds from long-term debt	—	298	—	645
	Purchases of Textron common stock	(468)	(122)	(1,383)	(451)
	Other financing activities, net	16	10	49	20
	Net cash from financing activities	(452)	186	(1,334)	214
	Total cash flows from continuing operations	599	153	81	(38)
	Total cash flows from discontinued operations	—	(1)	(1)	(24)
	Effect of exchange rate changes on cash and equivalents	(3)	14	(9)	29
	Net change in cash and equivalents	596	166	71	(33)
	Cash and equivalents at beginning of period	554	938	1,079	1,137
	Cash and equivalents at end of period	$1,150	$1,104	$1,150	$1,104

	Manufacturing Cash Flow GAAP to Non-GAAP Reconciliation:

	Net cash from operating activities of continuing operations - GAAP (a)	$319	$79	$734	$327
Less:	Capital expenditures	(74)	(115)	(233)	(276)
	Dividends received from TFC	—	—	(50)	—
Plus:	Total pension contributions	12	311	37	338
	Proceeds from the sale of property, plant and equipment	2	6	12	6
	Manufacturing cash flow before pension contributions - Non-GAAP (a) (b)	$259	$281	$500	$395

(a)         For the three and nine months ended September 30, 2017, $(2) million and $20 million, respectively, of net cash (used)/proceeds received from the settlement of corporate-owned life insurance policies were reclassified from operating activities to investing activities as a result of the adoption of a new accounting standard at the beginning of 2018.

(b)         Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in “Non-GAAP Financial Measures” attached to this release.

TEXTRON INC.

Condensed Consolidated Schedule of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Income from continuing operations	$563	$159	$976	$412
Depreciation and amortization	106	114	322	332
Gain on business disposition	(444)	—	(444)	—
Changes in working capital (a)	50	(2)	(214)	(245)
Changes in other assets and liabilities and non-cash items (a)	24	(173)	57	(134)
Net cash from operating activities of continuing operations (a)	299	98	697	365
Cash flows from investing activities:
Net proceeds from business disposition	807	—	807	—
Capital expenditures	(74)	(115)	(233)	(276)
Net cash (used)/proceeds from corporate-owned life insurance policies (a)	—	(2)	98	20
Finance receivables repaid	—	3	25	27
Net cash used in acquisitions	(3)	(1)	(3)	(330)
Other investing activities, net	10	14	40	48
Net cash from investing activities (a)	740	(101)	734	(511)
Cash flows from financing activities:
Principal payments on long-term debt and nonrecourse debt	(23)	(39)	(60)	(116)
Proceeds from long-term debt	—	307	—	682
Purchases of Textron common stock	(468)	(122)	(1,383)	(451)
Other financing activities, net	17	9	53	22
Net cash from financing activities	(474)	155	(1,390)	137
Total cash flows from continuing operations	565	152	41	(9)
Total cash flows from discontinued operations	—	(1)	(1)	(24)
Effect of exchange rate changes on cash and equivalents	(3)	14	(9)	29
Net change in cash and equivalents	562	165	31	(4)
Cash and equivalents at beginning of period	731	1,129	1,262	1,298
Cash and equivalents at end of period	$1,293	$1,294	$1,293	$1,294

(a)         For the three and nine months ended September 30, 2017, $(2) million and $20 million, respectively, of net cash (used)/proceeds received from the settlement of corporate-owned life insurance policies were reclassified from operating activities to investing activities as a result of the adoption of a new accounting standard at the beginning of 2018.

TEXTRON INC.

Non-GAAP Financial Measures

(Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures.  Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly-filed reports in the entirety and not to rely on any single financial measure.  We utilize the following definitions for the non-GAAP financial measures included in this release:

Adjusted income from continuing operations and adjusted diluted earnings per share

Adjusted income from continuing operations and adjusted diluted earnings per share both exclude Gain on business disposition, net of taxes and Special charges, net of taxes. The Gain on business disposition is not considered indicative of ongoing operations as it is a significant one-time transaction.  We consider items recorded in Special charges such as enterprise-wide restructuring and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations.

Manufacturing cash flow before pension contributions

Manufacturing cash flow before pension contributions adjusts net cash from operating activities of continuing operations (GAAP) for the following:

•   Deducts capital expenditures and includes proceeds from the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;

•   Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;

•   Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.

While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

Income from Continuing Operations and Diluted Earnings Per Share (EPS) GAAP to Non-GAAP Reconciliation and Outlook:

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Income from continuing operations - GAAP	$563	$159	$976	$412
Gain on business disposition, net of taxes of $34 million	(410)	—	(410)	—
Restructuring, net of taxes of $6 million and $15 million, respectively	—	9	—	27
Arctic Cat restructuring, integration and transaction costs, net of taxes of $4 million and $11 million, respectively	—	6	—	22
Adjusted income from continuing operations - Non-GAAP	$153	$174	$566	$461

Diluted earnings per share:
Income from continuing operations - GAAP	$2.26	$0.60	$3.80	$1.53
Gain on business disposition, net of taxes	(1.65)	—	(1.60)	—
Restructuring, net of taxes	—	0.03	—	0.10
Arctic Cat restructuring, integration and transaction costs, net of taxes	—	0.02	—	0.08
Adjusted income from continuing operations - Non-GAAP	$0.61	$0.65	$2.20	$1.71

	2018 Outlook
				Diluted EPS
Income from continuing operations - GAAP	$1,225	—	$1,250	$4.81	—	$4.91
Gain on business disposition, net of taxes		(410)			(1.61)
Adjusted income from continuing operations - Non-GAAP	$815	—	$840	$3.20	—	$3.30

Manufacturing Cash Flow Before Pension Contributions GAAP to Non-GAAP Reconciliation and Outlook:

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net cash from operating activities of continuing operations - GAAP (a)	$319	$79	$734	$327
Less: Capital expenditures	(74)	(115)	(233)	(276)
Dividends received from TFC	—	—	(50)	—
Plus: Total pension contributions	12	311	37	338
Proceeds from the sale of property, plant and equipment	2	6	12	6
Manufacturing cash flow before pension contributions - Non-GAAP (a)	$259	$281	$500	$395

	2018 Outlook
Net cash from operating activities of continuing operations - GAAP	$1,183	—	$1,283
Less: Capital expenditures		(450)
Dividends received from TFC		(50)
Plus: Total pension contributions		55
Proceeds from the sale of property, plant and equipment		12
Manufacturing cash flow before pension contributions - Non-GAAP	$750	—	$850

(a)         For the three and nine months ended September 30, 2017, $(2) million and $20 million, respectively, of net cash (used)/proceeds received from the settlement of corporate-owned life insurance policies were reclassified from operating activities to investing activities as a result of the adoption of a new accounting standard at the beginning of 2018.